Exhibit 99.1

Semtech Announces Definitive Agreement to Acquire Sierra Monolithics, Inc.

  A leader in 40Gbps and 100Gbps Communications and Wireless Technology Platforms
  Complements Semtech’s Leadership positions in High Performance Protection, Power Management, Industrial wireless and Timing Synchronization Platforms
  Transaction expected to be accretive to both Non-GAAP Gross Margins and Non-GAAP EPS immediately after closing
  Transaction expected to be accretive to Fiscal Year 2011 EPS excluding amortized intangibles

CAMARILLO, Calif. & IRVINE, Calif.--(BUSINESS WIRE)--November 18, 2009--SEMTECH CORPORATION (NASDAQ: SMTC), a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment, has entered into a definitive agreement to acquire Sierra Monolithics, Inc. for $180 million in cash. Headquartered in Irvine, California with design centers in Irvine and Redondo Beach, California, Sierra Monolithics provides high performance analog ICs and solutions for a wide array of communications systems and applications. The transaction is expected to be accretive to Semtech’s GAAP earnings per share within twelve months of the transaction closing and is expected to be immediately accretive to Semtech’s Non-GAAP gross margins and Non-GAAP earnings per share.

Sierra Monolithics, Inc. (SMI) was founded in 1986, and has approximately 110 employees including over 60 engineers. SMI has experienced significant growth over the past few years fueled by rapid growth in traffic over both wireline and wireless telecom networks. Market growth drivers for SMI include growing video traffic over the internet, competition between cable operators and telecom carriers, emergence of datacenters, cloud computing, and wireless data services. Over the last five years, SMI has grown revenue at a compound annual growth rate of over 40%.

SMI is the recognized leader in the 40Gbps and 100Gbps SERDES space. Its 40Gbps SERDES product portfolio includes multiple chip sets which address all the major 40Gbps modulation schemes currently being deployed worldwide. These leadership products have enabled SMI to become a key supplier to almost all of the major telecom OEMs and Optical module customers offering 40Gbps solutions. Following up on its success in the 40Gbps SERDES arena, SMI was also the first semiconductor company to provide both client side as well as line side 100Gbps SERDES chip sets for the emerging 100Gbps telecom and datacom markets. In addition, SMI leverages its expertise in high frequency wireless technologies and protocols to deliver wireless solutions for high performance military and wireless networking applications.

Sierra Monolithics expects to generate approximately $50 million of revenue for calendar year 2009 with gross margins towards the high end of Semtech’s stated gross margin model of 55% to 60%. Driven by its growing product portfolio and the rapid growth markets it addresses, Sierra Monolithics expects to continue the rapid growth vector it has been on over the last five years, including revenue growth of approximately 20% to 30% in calendar year 2010.

Sierra Monolithics’ focus on providing leading solutions to the core communications infrastructure and leading edge defense markets enhances Semtech’s value proposition to major customers in these markets. With the acquisition of Sierra Monolithics, Semtech adds an additional, high growth revenue stream to Semtech’s portfolio of growth engines.

“We are extremely excited to have Sierra Monolithics become a part of Semtech,” said Mohan Maheswaran, President and Chief Executive Officer of Semtech. “Sierra Monolithics has the benefit of over 20 years of innovation, design and commercialization of high performance Analog ICs and solutions and brings to Semtech a world-class engineering team. Together, we will create a portfolio of wireless capability from ultra low power, sub 1Ghz platforms targeted at industrial applications, through Microwave RF and Millimeter wave technology platforms targeted at the highest performance communication challenges in the industry. In addition, SMI’s leadership position in 40Gbps and 100Gbps communications will elevate Semtech’s importance to the communications infrastructure customers who already purchase our leading Protection, Power Management and Timing Synchronization products. Together we are well positioned to capitalize on some of the fastest growing market segments in the communications and industrial segments.”

“Today represents an exciting milestone for Sierra Monolithics,” said Charles Harper, Founder and Chairman of Sierra Monolithics. “We are thrilled to be joining the Semtech team, an excellent fit both geographically and culturally. Our respective product portfolios and customer bases are extremely complementary, and Semtech’s scale and resources enable Sierra Monolithics to fully realize and expand the long-term value of our team and technology.”

Charles Harper and Javed Patel, Sierra Monolithics President and Chief Executive Officer, will both become members of the Semtech Leadership Team reporting to Mohan Maheswaran after the closing of the transaction.

Under terms of the agreement and plan of merger, Semtech will pay the stockholders of Sierra Monolithics $180 million in cash at the closing. In addition, at the closing Semtech will also assume the existing unvested options of Sierra Monolithics’ employees valued at approximately $8 million and at closing will grant to employees additional equity incentives up to $12 million in value. $18 million of the cash consideration will be placed into escrow for twelve months in order to meet any indemnifiable claims pursuant to the terms of the definitive agreement. The transaction will be funded with Semtech’s existing cash reserves. In association with repatriating cash domiciled overseas to fund the transaction, Semtech expects to incur a one-time tax liability of approximately $33 million in Q3 FY10. The closing of the transaction remains subject to closing conditions, including the expiration or termination of the Hart-Scott-Rodino Act waiting period and obtaining other required consents.

Morgan Stanley & Co. Incorporated provided exclusive financial advisory services to Semtech and Paul, Hastings, Janofsky & Walker LLP served as legal counsel for Semtech. Jefferies & Company, Inc. served as financial advisor to Sierra Monolithics and Morrison & Foerster LLP served as legal counsel for Sierra Monolithics.

Forward-Looking and Cautionary Statements This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations, including but not limited to our plans, objectives and expectations with respect to Sierra Monolithics and its business. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the actual closing of the proposed transaction; the satisfaction or non-satisfaction as applicable of one or more conditions to the closing of the proposed transaction; delay of, or inability to receive regulatory approval of the transaction, including delays in obtaining the expiration or termination of the waiting period under the HSR Act; the success of near and longer term integration efforts between the combined companies; competitive changes in the market place applicable to the products of Sierra Monolithics, including, but not limited to the pace of growth or adoption rates of applicable products or technologies, shifts in focus among target customers, and other comparable changes in projected or anticipated markets; the depth, extent and duration of current and anticipated world wide economic uncertainty, at both a macro level, and as it impacts both the Company’s historical products, industry, and market sector, as well as those of Sierra Monolithics following closing of the transaction, and the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty, including estimates applicable to Sierra Monolithics, as well as resulting from the integration of Sierra Monolithics’ financial performance and results into the Company’s full financial results. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2009, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

About Sierra Monolithics

Sierra Monolithics, Inc. is a leading supplier of proven analog and mixed-signal IC solutions for optical communications, wireless and microwave/millimeter wave applications. Founded in 1986, Sierra Monolithics has leveraged its mixed-signal UC design and expertise in high-frequency aerospace and defense communications to develop a variety of high-performance optical ICs, RFICs, and MMICs. Currently, Sierra Monolithics designs and manufactures products for broadband wireless (WiMAX RFICs), optical communications (OC-768 SerDes) and microwave/millimeter markets. Sierra Monolithics is privately held with headquarters in Irvine, California. For more information, visit http://www.monolithics.com.

CONTACT:
Semtech Corporation
Investor Relations Contact
Chris Rogers
Investor Relations, 805-480-2004